UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 9, 2006

TIDEL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-17288	75-2193593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 Wilcrest Drive, Suite 105, Houston, Texas	77042
(Address of principal executive offices)	(zip code)

Registrant's telephone number, including area code: (713) 783-8200

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Tidel Technologies, Inc. (“We,” “us” or the “Company”) and our subsidiary, Tidel Engineering, L.P. (“Engineering”), entered into an amended and restated asset purchase agreement, dated as of June 9, 2006 (the “Asset Purchase Agreement”), with Sentinel Operating, L.P. (“Buyer”) for the sale of substantially all of the assets of our electronic cash security business, consisting of (a) timed access cash controllers, (b) the Sentinel products, (c) the servicing, maintenance and repair of the timed access cash controllers or Sentinel products and (d) all other assets and business operations associated with the foregoing (the “Cash Security Business Sale”) to Buyer. The Asset Purchase Agreement amends and restates the asset purchase agreement originally entered into as of January 12, 2006.

The Asset Purchase Agreement provides for the sale of our cash security business to Buyer for a cash purchase price of $15,500,000, less $100,000 as consideration for the Buyer assuming certain potential liability in connection with ongoing litigation, and less a working capital deficit adjustment of $1,629,968, resulting in a net purchase price of $13,770,032. In addition, the purchase price is subject to a cash adjustment of $2,458,718 payable to the Company by the Buyer on closing.

Pursuant to the Agreement Regarding the NCR Transaction and Other Asset Sales, dated November 26, 2004 (the “Sale Agreement”), by and between the Company and Laurus Master Fund Ltd. (“Laurus”), the Company agreed to pay to Laurus a portion of the excess net proceeds from the Cash Security Business Sale.

On June 9, 2006, we and Laurus entered into an agreement (the “Laurus Termination Agreement”) which, among other things, provides for the payment of a sale fee of $8,508,963 to Laurus (the “Sale Fee”) in full satisfaction of all amounts payable to Laurus under the Sale Agreement, including fees payable in respect of the sale of our ATM business division and the Cash Security Business Sale. The Laurus Termination Agreement further provides that, upon payment of the Sale Fee and performance by the Company of its obligations under the Stock Redemption Agreement described below: (i) all warrants to purchase common stock of the Company held by Laurus will terminate and be of no further force or effect; and (ii) thereafter, neither the Company nor any of its subsidiaries will have any further obligation to Laurus. Further, each of the Company and Laurus have granted each other and their respective affiliates and subsidiaries reciprocal releases from and against any claims and causes of action that may exist.

We and Laurus initially entered a Stock Redemption Agreement on January 12, 2006. Pursuant to the terms of the Stock Redemption Agreement: (i) we agreed, among other things, to repurchase from Laurus, upon the closing of the Cash Security Business Sale, all shares of our common stock held by Laurus, and (ii) Laurus agreed (a) to the cancellation as of the closing date of the Cash Security Business Sale of warrants it holds to purchase 4,750,000 shares of our common stock at an exercise price of $.30 per share, and (b) not to exercise such warrants prior to the earlier to occur of March 31, 2006 (the “Outside Date”) and the date on which the Asset Purchase Agreement is terminated. Pursuant to an Amendment to the Stock Redemption Agreement entered into as of February 28, 2006, Laurus agreed to extend the Outside Date from March 31, 2006 to May 31, 2006. On June 9, 2006, we and Laurus entered into a Second Amendment to Stock Redemption Agreement, pursuant to which Laurus has agreed to further extend the Outside Date to September 30, 2006. The Second Amendment to Stock Redemption Agreement is effective as of April 21, 2006.

We and Laurus also entered into an Exercise and Conversion Agreement on January 12, 2006. The Exercise and Conversion Agreement provided, among other things, for Laurus to convert, on or prior to the record date (the “Record Date”) set with respect to the special meeting of our stockholders to be held for the purpose of voting on the Cash Security Business Sale (the “Special Meeting”), $5,400,000 of indebtedness outstanding under our Convertible Note (as defined below) into 18,000,000 shares of our common stock. As used herein, the term “Convertible Note” means a certain Convertible Note, dated November 5, 2003, in the original principal amount of $6,450,000 together with an additional $292,987 added thereto on November 26, 2004, made by the Company to Laurus. Pursuant to an Amendment to Exercise and Conversion Agreement dated as of February 28, 2006, Laurus agreed to extend the latest date that we could set as the Record Date from January 13, 2006 to April 21, 2006. Laurus also agreed to extend the latest date by which we could mail proxy materials for the Special Meeting to our stockholders from February 28, 2006 to April 21, 2006 and the latest date by which the Cash Security Business Sale must occur from March 31, 2006 to May 31, 2006. On June 9, 2006, we and Laurus entered into a Second Amendment to Exercise and Conversion Agreement pursuant to which Laurus has agreed to further extend the latest date that we can set as the Record Date for the Special Meeting and the latest date by which we can mail proxy materials for the Special Meeting to our stockholders to August 31, 2006 and to further extend the date by which the Cash Security Business Sale must occur to September 30, 2006. The Second Amendment to Exercise and Conversion Agreement is effective as of April 21, 2006.

On January 12, 2006, we and Laurus entered into a Voting Agreement with Sentinel Technologies, Inc., an affiliate of Buyer (“STI”), which provides, among other things, for Laurus to vote all of the shares of Company common stock that Laurus owns and any shares over which Laurus exercises voting control in favor of the approval and adoption of the Asset Purchase Agreement, the Cash Security Business Sale and related transactions and against any competing transactions proposed to the Company’s stockholders. An Amendment to Voting Agreement was entered into as of February 28, 2006 whereby Laurus agreed to extend the latest date that we could set as the Record Date for the Special Meeting from February 13, 2006 to April 21, 2006 and to extend the date on which Laurus will cease to be bound by its obligations under the Voting Agreement from February 28, 2006 to May 31, 2006. On June 9, 2006, we, Laurus and STI entered into a Second Amendment to Voting Agreement pursuant to which the latest date we can set as the Record Date for the Special Meeting has been further extended from March 31, 2006 to August 31, 2006 and the date on which Laurus will cease to be bound by its obligations under the Voting Agreement was further extended from May 31, 2006 to September 30, 2006. The Second Amendment to Voting Agreement is effective as of April 21, 2006.

On June 9, 2006, Engineering entered into an agreement with Mark K. Levenick under which Engineering agreed to make a payment of $350,000 to Mr. Levenick upon the closing of the Cash Security Business Sale in consideration for Engineering terminating Mr. Levenick’s employment agreement and all rights thereunder (including any rights to vacation pay or other benefits) other than for accrued pay. This payment had previously been approved by the Company’s compensation committee, subject to the review and approval of definitive documentation. This payment would represent a stay bonus in respect of Mr. Levenick continuing his employment with the Company until the closing of the sale of the Company’s ATM business division and the Cash Security Business Sale. Under the terms of the agreement, Mr. Levenick agrees that all stock options held by him to purchase the Company’s common stock, to the extent exercisable and not previously terminated, may be exercised by him at any time prior to 90 days following the closing of the Cash Security Business Sale. In addition, Mr. Levenick and Engineering agreed that in the event the Asset Purchase Agreement is terminated or the Cash Security Business Sale is not consummated, the agreement would have no effect and his employment agreement would continue in accordance with its terms.

This summary of the Asset Purchase Agreement, the Laurus Termination Agreement, the Second Amendment to Stock Redemption Agreement, the Second Amendment to Exercise and Conversion Agreement, the Second Amendment to Voting Agreement and the Levenick agreement is qualified in its entirety by reference to the agreements filed as exhibits hereto.

Item 8.01.	Other Events

On May 30, 2006, the Company received a settlement payment of $4,489,963.58 arising out of the Company’s ownership of 698,889 shares of the common stock of 3CI Complete Compliance Corporation (“3CI”) under a class action settlement paid out to minority shareholders of 3CI. Under the terms of the settlement and in order to participate in the settlement, the Company tendered all 698,889 shares to Stericycle, Inc., the majority shareholder of 3CI and the defendant under the class action, and accordingly the Company no longer holds any ownership interest in 3CI. Although the Company has been advised that it may receive further disbursements as part of the settlement, it believes that the May 30, 2006 disbursement represents the principal portion of the amounts that will be paid to the Company under the settlement and there can be no assurance that the Company will in fact receive further settlement disbursements.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit
10.1	Amended and Restated Asset Purchase Agreement, dated as of June 9, 2006, by and among Sentinel Operating, L.P., Tidel Technologies, Inc. and Tidel Engineering, L.P.

10.2	Agreement, dated as of June 9, 2006, by and between Tidel Technologies, Inc. and Laurus Master Fund, Ltd.

10.3	Second Amendment to Stock Redemption Agreement, dated as of June 9, 2006, by and between Tidel Technologies, Inc. and Laurus Master Fund, Ltd.

10.4
Second Amendment to Exercise and Conversion Agreement, dated as of June 9, 2006, by and between Sentinel Technologies, Inc., Sentinel Operating, L.P., Tidel Technologies, Inc. and Laurus Master Fund, Ltd.

10.5	Second Amendment to Voting Agreement, dated as of June 9, 2006, by and between Tidel Technologies, Inc., Sentinel Technologies, Inc., Sentinel Operating, L.P. and Laurus Master Fund, Ltd.

10.6	Agreement, dated as of June 9, 2006, between Tidel Engineering, L.P. and Mark K. Levenick.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEL TECHNOLOGIES, INC.

Dated: June 14, 2006	By:	/s/ Mark K. Levenick
Name: Mark K. Levenick
Title: Interim Chief Executive Officer